CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Experts and Financial Statements" in the Post Effective Amendment No. 98 to the Registration Statement on Form N-1A of Standish, Ayer & Wood Investment Trust: Standish High Grade Bond Fund.


PricewaterhouseCoopers LLP


Boston, Massachusetts
March 17, 2000